EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is dated as of July 7, 1997, by and between Streicher Mobile Fueling, Inc., a Florida Corporation, with principal offices at 2720 N.W. 55 Court, Fort Lauderdale, Florida 33309 ("Company"), and Walter B. Barrett, 1271 N.W. 105 Avenue, Plantation, Florida 33322 ("Executive").

         1. TERM. Company hereby agrees to employ Executive for a term of one
(1) year, unless either party shall give at least 30 days written notice prior to the expiration of this or any subsequent term. This Agreement shall be automatically renewed for additional, successive, one (1) year terms.

         2. RESPONSIBILITIES. Executive shall serve as Vice President of Finance, Treasurer, and Chief Financial Officer of Company and shall manage and direct all accounting, financial, and administrative functions of Company; manage investor relations; assist the Chief Executive Officer to manage the Company's growth; and perform such other functions as directed by the Chief Executive officer or the Board of Directors.

         3. COMPENSATION AND BENEFITS. Compensation and benefits to the Executive shall include the following:

                  A. An annual salary of $140,000.00, payable weekly or bi-weekly.

                  B. An annual bonus in an amount, if any, as recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.

                  C. Medical insurance coverage under the Company's group medical plan for Executive and his family.

                  D. Two weeks of vacation annually. After two full years of employment, Executive shall be entitled to three weeks of vacation annually. Dates of vacation shall be arranged to the mutual satisfaction of Executive and the Chief Executive Officer.

                  E. Company will pay up to $1,000.00 per year toward the cost of seminars and education required to maintain Executive's certification as a certified public accountant. Executive will be permitted time off with compensation, not to exceed five business days per year to attend such seminars. Company will also pay the bi-annual cost or renewing Executive's certified public accountant license.

                  F. Within 30 days of the date that Executive commences employment, Company will issue an option to Executive for the purchase of 50,000 shares of Company's common stock at the market price on the date of issue of the option. The option shall vest and become exercisable at the rate of 12,500 shares on each of the first, second, third, and fourth anniversaries of Executive's employment by Company. Such option shall also vest and become exercisable upon (I) Change in Control of the Company, or (ii) termination by the Company of Executive's employment with the Company, except in the event of Executive's resignation or termination for justifiable cause.



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         G. For purposes of this Agreement, a "Change in Control" shall be deemed to have taken place if (I) any "person" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934), other than Stanley H. Streicher or his heirs, becomes a beneficial owner, directly or indirectly, of the Company's securities of the Company; (ii) individuals who constitute the Board as of the date hereof (the "Incumbent Board") cease for any reason to constitute a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved be a vote of at least a majority of the directors then comprising the Incumbent Board (other than the election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the Company is a participant in any merger in which the Company is not the surviving corporation or which results in more than 50% of the shares of the Company being owned by persons other than the shareholders of the Company prior to such merger; or (iv) the Company sells or otherwise transfers all or substantially all of the assets of the Company. Notwithstanding the foregoing, the Board, in good faith, may make finding that a Change of Control of the Company has taken place without the occurrence of any or all of the events enumerated above.

Inclusion in this Section 3 is solely for comprehensive purposes; determination of compensation for tax purposes is governed solely under the Internal Revenue Code of 1986, as amended.

         4.       TERMINATION.

                  4.1. In the event that Company terminates Executive, whether by non-renewal of this Agreement or otherwise, other than for justifiable cause, death, or disability, Company will pay Executive as severance the greater of the balance of salary due Executive under this Agreement or four months' salary.

                  4.2. If Executive terminates his employment for any reason, he shall not be entitled to any severance compensation.

                  4.3. For purposes of this Agreement, "justifiable cause" shall mean only the following:

                  A. Executive's conviction of a felony involving moral turpitude, fraud, or dishonesty, or any crime in connection with his employment by the Company that causes the Company a substantial detriment, but specifically shall no include traffic offenses:

                  B. Continual gross neglect of duties ordinarily within the scope of the office or offices occupied by Executive or refusal to carry out the lawful policies of the Company as adopted by the Board of Directors that are ordinarily carried out by employees in the offices occupied by Executive, provided that in either event Executive has received written notice from the Board of Directors of such neglect or refusal and Executive fails to cure such breach within thirty (3) days of receipt of notice;

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                  C. Breach of Section 5 of this Agreement;

                  D. Executive takes unlawful advantage of a corporate opportunity, unless: (a) he first offers the corporate opportunity to the Company and makes disclosure concerning the conflict of interest and the corporate opportunity, and the corporate opportunity is rejected in advance: or
(b) Executive's taking of the corporate opportunity is ratified by a majority of disinterested members of the Board of Directors; provided also that such taking of corporate advantage shall not constitute "justifiable cause" if (I) Executive's failure to offer the corporate opportunity to the company resulted from a good faith belief that the business activity did not constitute a corporate opportunity, and (ii) not later than fifteen (15) days after receiving written notice from the Board of Directors challenging the taking of the corporate opportunity, the corporate opportunity is to the extent possible offered to the Company.

                  4.4. For purposes of this Agreement, Executive shall be "disabled" or under "disability" if, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from the substantial performance of his duties under this Agreement for three consecutive months, or for six months out of any 12 consecutive months, and, within 30 days after written notice of termination is given (which notice may only be given after the end of such absent period), Executive shall not have returned to the performance of his duties under this Agreement, in which event the Company may terminate Executive's employment under this Agreement for disability."

                  4.5. If there is a dispute as to whether or not "Justifiable cause" shall exist, the parties agree to settle the dispute by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and the judgment of the arbitrators(s) may be entered in any court having jurisdiction thereof. The Company agrees to pay all legal fees and costs, including Executive's reasonable attorneys' fees and costs, associated with any legal proceeding concerning the interpretation of this Agreement.

         5. CONFIDENTIALITY. Executive agrees that any technical and business information, including but not limited to inventions, discoveries, improvement, pricing policies, growth and marketing strategies, customer lists, and other trade secrets disclosed to Executive in the course of his employment with the Company, whether orally or in writing, excluding information known to Executive or in the public domain prior to Executive's employment with the Company, shall be deemed to be Confidential Information of the Company, and Executive shall not disclose any Confidential Information, except as necessary to fulfill the responsibilities of his employment by the Company, during the period of his employment by the Company and at any time thereafter.

In the event of Executive's resignation or termination, Executive shall immediately return all tangible expressions of such Confidential Information, whether in paper form, on computer disk, CD-Rom, other electronic form; or otherwise. The parties agree that disclosure of such information is and shall be damaging to the Company; therefore, in addition to any remedies available to it in equity or at law, Company shall entitled to enforcement of this provision by injunction. This provision shall survive the termination of this Agreement.

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         6. COVENANT NOT TO COMPETE.

                  6.1. Executive covenants and agrees that, in order to protect the Company's interest in its business, operations, and assets during the terms of this employment, for a period of two (2) years following the termination of this Agreement (other than a termination by the Company without justifiable cause or a termination by the Company or the Executive following a Change in Control), however the same shall occur, whether voluntary or involuntary, Executive will not, without the prior written consent of the Company, directly or indirectly;

                  A. Engage, whether by virtue of stock ownership, management responsibilities or otherwise, in companies, businesses, organization, and for ventures which market or distribute services which are competitive with any of the "Company's Services" (as hereinafter defined) anywhere in the location within the united States that the Company has a place of business with more than ten (10) employees at the time of termination of this Agreement; or

                  B. Become interested, directly or indirectly, whether as principal, owner, stockholder, partner, agent, officer, director, employee, salesman, joint venturer, consultant, advisor, independent contractor, or otherwise, in any person, firm, partnership, association, venture, corporation, or entity engaging directly or indirectly in any of the activities described in Subsection 6.1A above; or

                  C. Knowingly solicit the employment of any of the Company Personnel (as hereinafter defined).

                  6.2.     For purposes of this Agreement:

                  A. The term "Company Personnel" shall mean any person employed by the Company at any time through the end of the term of this Agreement, but excluding any person who has left such employment for a continuous period exceeding one (1) year immediately prior to the date of any such solicitation;

                  B. The term "Company" shall include any successor in interest whether by sale, merger, liquidation or the like, and any of the Company's subsidiaries and affiliates;

                  C. The term "Company's Services" shall mean any present or future (future being limited to the term of this Agreement and any and all extensions thereof) services being marketed or provided by the Company.

                  6.3. Non of the foregoing shall prevent Executive from holding up to two percent (2%) in the aggregate of any class of securities of any entity engaged in the prohibited activities described above, provided that such securities are listed on a national securities exchange or registered under
Section 12(g) of the Securities and Exchange Act of 1934.

                  6.4. If any of the provisions contained in this Section 6 is held to be unenforceable because of the duration of such provision, the geographical area covered thereby, and/or the range

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of the Company's Services protected, the parties agree that the court of competent jurisdiction making such determination shall have the power to reduce or otherwise modify the duration, the geographical area of such provision, and/or the range of the Company's Services protected, and, in its reduced or modified form, such provisions shall then be enforceable.

                  6.5 This Section 6 shall survive the termination of this Agreement.

         7. REASONABLENESS. Executive has carefully read and considered the provisions of Sections 5 and 6 hereof and, having done so, agrees that the restrictions set forth in such Sections, including, but not limited to, the time period of restriction, the geographical areas of restriction, and the definition of the Company Services set forth therein, are fair and reasonable and are reasonably required for the protection of the interests of the Company, and further that the geographical areas of restriction set forth therein accurately reflect the area in which be will be actively engaged in the performance of services.

         8. UNENFORCEABILITY. In the event that one or more provisions of this Agreement are found to be in violation of applicable law, the remaining provisions shall nonetheless be given full force and effect.

         9. GOVERNING LAW AND VENUE. This Agreement shall be governed by the laws of the State of Florida, and venue for any action brought pursuant to this Agreement shall be in the courts located in Broward County, Florida.

         10. COUNSEL. Executive acknowledges that he has been advised to seek counsel from an attorney and has been afforded sufficient opportunity by the Company to obtain such counsel, should he choose to do so.

                                 Streicher Mobile Fueling, Inc.

                                 By:
                                    -------------------------------------------
                                    Stanley H. Streicher, President



                                    -------------------------------------------
                                    Walter B. Barrett

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